                                                               Exhibit (a)(1)(E)

             GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                          NUMBER ON SUBSTITUTE FORM W-9

WHAT NUMBER TO GIVE THE REQUESTER. -- Social Security numbers have nine digits separate by two hyphens: i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help determine the number to give the payer.

FOR THIS TYPE OF ACCOUNT:                           GIVE THE SSN OF:
-------------------------               ----------------------------------------
1.   An individual's account            The individual

2.   Two or more individuals (joint     The actual owner of the account or, if
     account)                           combined funds, the first individual on
                                        the account(1)

3.   Custodian account of a minor       The minor(2)
     (Uniform Gift to Minors Act)

4.   a.   The usual revocable savings   The grantor-trustee(1)
          trust account (grantor is
          also trustee)

     b.   So-called trust account       The actual owner(1)
          that is not a legal or
          valid trust under State law

5.   Sole proprietorship or             The owner(3)
     single-owner LLC

FOR THIS TYPE OF ACCOUNT:                           GIVE THE EIN OF:
-------------------------               ----------------------------------------
6.   Sole proprietorship or             The owner(3)
     single-owner LLC

7.   A valid trust, estate, or          The legal entity(4)
     pension trust

8.   Corporate or LLC electing          The corporation
     corporate status on Form 8832

9.   Association, club, religious,      The organization
     charitable, educational, or
     other tax-exempt organization

10.  Partnership or multi-member LLC    The partnership

11.  Account with the Department of     The public entity
     Agriculture in the name of a
     public entity (such as a State
     or local government, school
     district or prison) that
     receives agricultural program
     payments

12.  A broker or registered nominee     The broker or nominee

(1) List first and circle the name of the person whose number you furnish. If only one person on a joint account has an SSN, that person's number must be furnished.

(2)  Circle the minor's name and furnish the minor's SSN.

(3) You must show your individual name and you may also enter your business or "DBA" name on the second name line. You may use either your SSN or EIN (if you have one). If you are a sole proprietor, the IRS encourages you to use your SSN.

(4) List first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

NOTE. If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

             GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                          NUMBER ON SUBSTITUTE FORM W-9

OBTAINING A NUMBER

          If you do not have a TIN, apply for one immediately. To apply for an SSN, get Form SS-5, Application for a Social Security Card, from your local Social Security Administration office or get this form online at www.socialsecurity.gov/online/ss-5.pdf. You may also get this form by calling 1-800-772-1213. Use Form W-7, Application for IRS Individual Taxpayer Identification Number, to apply for an ITIN, or Form SS-4, Application for Employer Identification Number, to apply for an EIN. You can apply for an EIN online by accessing the IRS website at www.irs.gov/businesses/ and clicking on Employer ID Numbers under Related Topics. You can get Forms W-7 and SS-4 from the IRS by visiting www.irs.gov or by calling 1-800-TAX-FORM (1-800-829-3676).

          If you do not have a TIN, write "Applied For" in the space for the TIN, sign and date the form, and give it to the requester. For interest and dividend payments, and certain payments made with respect to readily tradable instruments, generally you will have 60 days to get a TIN and give it to the requester before you are subject to backup withholding on payments. The 60-day rule does not apply to other types of payments. You will be subject to backup withholding on all such payments until you provide your TIN to the requester.

          NOTE. Writing "Applied For" means that you have already applied for a TIN or that you intend to apply for one soon.

PAYEES EXEMPT FROM BACKUP WITHHOLDING

          Payees specifically exempted from backup withholding on all dividend and interest payments and on broker transactions include the following:

     - An organization exempt from tax under section 501(a), any IRA, or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2),

     -    The United States or any of its agencies or instrumentalities,

     - A State, the District of Columbia, a possession of the United States, or any of their subdivisions or instrumentalities,

     - A foreign government or any of its political subdivisions, agencies or instrumentalities,

     - An international organization or any of its agencies or instrumentalities,

     -    A corporation,

     -    A foreign central bank of issue,

     - A dealer in securities or commodities required to registered in the United States, the District of Columbia, or a possession of the United States,

     -    A real estate investment trust,

     - An entity registered at all times during the tax year under the Investment Company Act of 1940,

     -    A common trust fund operated by a bank under section 584(a), and

     -    A financial institution.

          If you are exempt, enter your name and check the appropriate box for your status, then check the "Exempt from backup withholding" box in the line following the business name, sign and date the form.

          NOTE. If you are exempt from backup withholding, you should still complete this form to avoid possible erroneous backup withholding.

PRIVACY ACT NOTICE

          Section 6109 requires you to provide your correct TIN to persons who must file information returns with the IRS to report interest, dividends, and certain other income paid to you, mortgage interest paid to you, mortgage interest you paid, the acquisition or abandonment of secured property, cancellation of debt, or contributions you made to an IRA, or Archer MSA or HAS. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. The IRS may also provide this information to the Department of Justice for civil and criminal litigation, and to cities, states, and the District of Columbia to carry out their tax laws. The IRS may also disclose this information to other countries under a tax treaty, to federal and state agencies to enforce federal nontax criminal laws, or to federal law enforcement and intelligence agencies to combat terrorism.

          You must provide your TIN whether or not you are required to file a tax return. Payers must generally withhold 28% of taxable interest, dividend, and certain other payments to a payee who does not give a TIN to a payer. Certain penalties may also apply.

PENALTIES

- Failure to Furnish TIN. If you fail to furnish your correct TIN to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

- Civil Penalty for False Information With Respect to Withholding. If you make a false statement with no reasonable basis which results in no backup withholding, you are subject to a $500 penalty.

- Criminal Penalty for Falsifying Information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

- Misuse of TINs. If the requester discloses or uses taxpayer identification numbers in violation of Federal law, the payer may be subject to civil and criminal penalties.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.